LAW OFFICES OF
                          BRONSON, BRONSON & MCKINNON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

FAX                           505 MONTGOMERY STREET               LOS ANGELES
(415) 982-1394        SAN FRANCISCO, CALIFORNIA 94111-2514        LAKEPORT
                             TELEPHONE (415) 986-4200             WALNUT CREEK
TELEX                                                             SANTA ROSA
255921 KINBR UR                                                   SAN JOSE


                                   April 1, 1994



          Advanced Micro Devices, Inc.
          One AMD Place
          Sunnyvale, California  94088-3453


          Ladies and Gentlemen:

               This opinion is being delivered in connection with the registration under the Securities Act of 1933 by Advanced Micro Devices, Inc., a Delaware corporation ("AMD" or the "Company"), of (a) secured or unsecured debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), of the Company in one or more series, (c) depositary shares of the Company (the "Depositary Shares"), each representing fractional interests in Preferred Stock,
          (d) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") accompanied by preferred stock purchase rights ("Rights"), and (e) warrants to purchase Common Stock (the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, and the Warrants are sometimes hereinafter referred to, individually, as a "Security," and, collectively, as the "Securities." The Securities shall be offered by the Company from time to time at an aggregate initial public offering price of up to $400,000,000. The Securities are to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about April 1, 1994.

               We are familiar with the proceedings to date by the Company with respect to the issuance and sale of the Securities and have examined such records, documents and matters of law as we have deemed necessary for purposes of this opinion.

               Based upon the foregoing, we are of the opinion that:

                          BRONSON, BRONSON & MCKINNON

          Advanced Micro Devices, Inc.
          April 1, 1994
          Page 2


               1. AMD is a corporation duly organized and validly existing under the laws of the State of Delaware.

               2. When (a) appropriate additional proceedings have been taken as now contemplated by us as your counsel, (b) an indenture in the form of the indenture filed as Exhibit 4.6 to the Registration Statement under which the Debt Securities will be issued (the "Indenture") has been duly executed and delivered,
          (c) the terms of the Debt Securities have been established in accordance with the Indenture and duly adopted resolutions of AMD's Board of Directors authorizing the creation, issuance and sale of the Debt Securities, (d) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture, and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the Indenture, the Debt Securities will be legal, valid and binding obligations of the Company.

               3. When (a) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of AMD's Board of Directors authorizing the issuance and sale of Preferred Stock, (b) a statement of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, and in accordance with the terms of the particular series as established by AMD's Board of Directors, the Preferred Stock will be duly and validly issued, fully paid and nonassessable.

               4. When (a) Preferred Stock has been duly and validly issued pursuant to Paragraph 3 above, (b) the Preferred Stock has been deposited with a bank or trust company (which meets the requirements set forth in the Registration Statement) under one or more deposit agreements, substantially in the form of the form of the Deposit Agreement filed as Exhibit 4.7 to the Registration Statement, which have been duly authorized and validly executed, and (c) Depositary Shares, evidenced by depositary receipts, are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, and in accordance with the appropriate depositary agreements, the Depositary Shares will be duly and validly issued, fully paid and nonassessable.

               5.   The Common Stock and accompanying Rights, when (a)

                          BRONSON, BRONSON & MCKINNON

          Advanced Micro Devices, Inc.
          April 1, 1994
          Page 3

          appropriate additional proceedings have been taken as now contemplated by us as your counsel, (b) duly authorized by appropriate resolutions of AMD's Board of Directors, and (c) issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, will be duly and validly issued, fully paid and nonassessable.

               6. When (a) appropriate additional proceedings have been taken as now contemplated by us as your counsel, (b) one or more warrant agreements (incorporating the form of Standard Common Stock Warrant Agent Provisions filed as Exhibit 4.9 to the Registration Statement) under which the Common Stock Warrants will be issued have been duly executed and delivered by the Company and a warrant agent, (c) the terms of the Common Stock Warrants have been established in accordance with the appropriate warrant agreement and duly adopted resolutions of AMD's Board of Directors authorizing the issuance and sale of the Common Stock Warrants and reserving an appropriate number of shares of Common Stock to be issued upon the exercise of the Common Stock Warrants, (d) the Common Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate warrant agreement, and (e) the Common Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate warrant agreement, the Common Stock Warrants will be legal, valid and binding obligations of the Company and the shares of Common Stock that may be issuable upon the exercise of such Common Stock Warrants, when so issued in accordance with the terms of the appropriate warrant agreement and against payment of the exercise price or other consideration set forth therein, will be duly and validly issued, fully paid and nonassessable.

               In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the conversion of such Security into another Security, nor the exercise of any right under such Security to acquire another Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction

                          BRONSON, BRONSON & MCKINNON

          Advanced Micro Devices, Inc.
          April 1, 1994
          Page 4

          over the Company. In addition, we express no opinion as to the effect of applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

               We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and, solely with respect to the Indenture, the laws of the State of New York, without reference to choice of law provisions.

               We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and any prospectus supplement under the heading "Legal Matters."


                                   Bronson, Bronson & McKinnon



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          GENBUS\AJM\32636\0200\OPIN-1.LTR
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